Exhibit 23.4

CONSENT OF AKF MINING SERVICES INC.

We hereby consent to the incorporation by reference of any mineralized material and other analyses performed by us in our capacity as an independent consultant to Silver Bull Resources, Inc. (the "Company"), which are set forth in the Company's Annual Report on Form 10-K for the year ended October 31, 2015, in this Registration Statement on Form S-8, or in any amendment, prospectus or supplement thereto.

AKF MINING SERVICES INC.

Date: October 24, 2016	By:	/s/ Tony Loschiavo
Name: Tony Loschiavo
Title: President